UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 4, 2005
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:            (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 5, 2005, Gregory T. Geswein, Senior Vice President and Chief Financial Officer of Diebold, Incorporated, notified the company of his intention to resign from such position and all other officer and director positions held by him with the company and its direct and indirect subsidiaries, effective as of the close of business on Friday, August 12, 2005. Mr. Geswein stated in his letter of resignation that he was resigning to take a position as Chief Financial Officer of The Reynolds & Reynolds Company. The company has appointed Kevin J. Krakora, its Vice President and Corporate Controller, as its interim Chief Financial Officer until a permanent replacement is named. A copy of the press release of Diebold, Incorporated, dated August 8, 2005, announcing the resignation is attached as Exhibit 99.1.
Item 8.01  Other Events
     On August 4, 2005, Diebold, Incorporated issued a press release announcing that its Board of Directors had approved an increase in its share repurchase program by authorizing the repurchase of up to an additional two million shares of the company’s outstanding common stock. A copy of the press release of Diebold, Incorporated announcing the increase is attached as Exhibit 99.2.
Item 9.01  Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release of Diebold, Incorporated, dated August 8, 2005.
99.2	Press Release of Diebold, Incorporated, dated August 4, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED

Date:	August 9, 2005	By:	/s/Kevin J. Krakora

Kevin J. Krakora Vice President and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of Diebold, Incorporated, dated August 8, 2005.
99.2	Press Release of Diebold, Incorporated, dated August 4, 2005

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